SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2005

DrugMax, Inc.

(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	06-1283776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032-1968

(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 20, 2005, James E. Searson has been appointed as DrugMax’s new Chief Financial Officer, replacing Dale J. Ribaudo, Senior Vice President and Chief Financial Officer, who resigned effective May 20, 2005 to pursue other endeavors.

Mr. Searson, who is 52 years of age, has served on DrugMax’s Board of Directors (and as the chairman of DrugMax’s audit committee) since February 24, 2005. A Certified Public Accountant, Mr. Searson worked at Ernst & Young from 1975 through 2004, most recently as an audit partner who managed the firm’s office in Hartford, CT. He also served in Ernst & Young’s offices in Chicago, IL; Zurich, Switzerland; Hamburg, Germany; and Munich, Germany. During his tenure at Ernst & Young, Mr. Searson provided audit, accounting, financial due diligence and reporting counsel and services to multinational manufacturing, distribution and service companies. Mr. Searson has a BSBA degree in Accounting from John Carroll University, and also has completed the International Executive Management and Executive Management programs at Northwestern University. He is a member of the American Institute of Certified Public Accountants (AICPA).

Mr. Searson will remain on the DrugMax Board of Directors but Ms. Laura Witt will replace him as the chairperson of its audit committee.

DrugMax expects to promptly enter into a one-year employment agreement with Mr. Searson, the terms of which currently are being negotiated.

There are no family relationships among Mr. Searson and any of DrugMax’s other directors and executive officers.

Item 8.01 Other Events.

On May 23, 2005, DrugMax, Inc. issued a press release announcing the change of its CFO. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated into this form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release dated May 23, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DRUGMAX, INC.

By:	/s/ Edgardo Mercadante
Edgardo Mercadante, Chief Executive Officer

Dated: May 23, 2005

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated May 23, 2005

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